Exhibit 3.2

ZYNERBA PHARMACEUTICALS, INC.

a Delaware Corporation

AMENDED AND RESTATED BYLAWS

TABLE OF CONTENTS

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ZYNERBA PHARMACEUTICALS, INC.

a Delaware Corporation

AMENDED AND RESTATED BYLAWS

Article 1
OFFICES

Section 1.1        Offices. The address of the registered office of Zynerba Pharmaceuticals, Inc. (the “Corporation”) is Zynerba Pharmaceuticals, Inc., c/o, Harmony Biosciences, 630 W. Germantown Pike, Suite 215 Plymouth Meeting, PA 19462. The Corporation may have other offices, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board”) from time to time shall determine or the business of the Corporation may require.

Section 1.2        Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, by means of or be in the form of any information storage device or method, or on one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided, that any records so maintained can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, any records so maintained comply with Section 224 of the General Corporation Law of the State of Delaware (“DGCL”). The Corporation shall convert any records so maintained upon the request of any person entitled to inspect its records pursuant to applicable law.

Article 2
STOCKHOLDERS

Section 2.1        Place of Meetings. All meetings of the stockholders of the Corporation shall be held at any place, within or outside the State of Delaware, or by means of remote communication pursuant to Section 211(a)(2) of the DGCL, as determined by the Board and stated in the notice of meeting.

Section 2.2        Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at a date, time and place, if any, as shall be determined by the Board. Any other proper business may be transacted at the annual meeting. The Board may postpone, reschedule or cancel any annual meeting of the stockholders previously scheduled by the Board.

Section 2.3        Special Meetings. Special meetings of stockholders for any purpose may be called at any time by the Board, Special meetings may not be called by any other person. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of meeting (except to the extent that notice is not required or is waived pursuant to the DGCL or these Bylaws).

Section 2.4        Notice of Meetings. Notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by law (including as set forth in Section 8.1(b)). The notice shall state the (a) date, hour and place, if any, of the meeting, (b) the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting, (c) the record date for determining the stockholders entitled to vote at the meeting (if the date is different from the record date for determining stockholders entitled to notice of the meeting) and (d) in the case of a special meeting, the purpose for which the meeting is called. Unless otherwise required by applicable law or the Corporation’s certificate of incorporation (the “Certificate of Incorporation”), the notice shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at the meeting.

Section 2.5        Conduct of Meetings. The Board may adopt by resolution any rules or regulations for the conduct of meetings of the stockholders as it deems appropriate. At every meeting of the stockholders, the chairperson of the Board (the “Chair”), or, in the absence of the Chair, the Chief Executive Officer of the Corporation or, in the absence of the Chief Executive Officer of the Corporation, the person whom the Chief Executive Officer shall appoint, shall act as chair of, and preside at, the meeting. Subject to Section 2.11, the chair of the meeting shall determine the order of business and the procedures for the conduct of the meeting, including the regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order. The Secretary of the Corporation shall act as secretary of the meeting and keep the minutes, but in the Secretary’s absence, the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 2.6        Adjournments. The chair of any meeting of stockholders shall have the power to adjourn the meeting to another time, date and place, if any. Any meeting of stockholders may adjourn from time to time, and notice need not be given of any adjourned meeting, if the time, date and place, if any, are announced at the meeting at which the adjournment is taken; provided, that if the adjournment is for more than 30 days or, if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

Section 2.7        Quorum. Stockholders may take an action on a matter at a meeting only if a quorum exists. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders, the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, the chair of the meeting or the holders of a majority of the shares entitled to vote who are present, in person or by proxy, at the meeting may adjourn the meeting. Shares of the Corporation’s stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of the other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor be counted for quorum purposes; provided, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity.

Section 2.8        Voting; Proxies.

(a)          Unless otherwise provided by law or the Certificate of Incorporation, and subject to the provisions of this Section 2.8, each stockholder shall be entitled to one vote for each share of stock held by the stockholder. In all matters other than the election of directors, the affirmative vote of the majority of shares of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors.

(b)          Each stockholder entitled to vote at a meeting of stockholders, or to take corporate action by written consent without a meeting, may authorize another person or persons to act for the stockholder by proxy; provided, that no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy may be prepared, transmitted and delivered in any manner permitted by applicable law.

(c)           Voting at meetings of stockholders need not be by written ballot unless a stockholder holding shares representing at least one percent (1%) of the votes entitled to vote at the meeting, or the stockholder’s proxy, demands that voting be by written ballot at the meeting before voting begins; provided, that an election of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. If a vote is to be taken by written ballot, then each ballot shall state the name of the stockholder or proxy voting and any other information as the chair of the meeting deems appropriate and, if authorized by the Board, the ballot may be submitted by electronic transmission; provided, that any electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Section 2.9        Fixing Date for Determination of Stockholders of Record.

(a)          In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of the meeting. If the Board so fixes a date, the date shall also be the record date for determining the stockholders entitled to vote at the meeting unless the Board determines, at the time it fixes the record date, that a later date on or before the date of the meeting shall be the date for making that determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and, in that case, shall also fix as the record date for stockholders entitled to notice of the adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.9 at the adjourned meeting.

(b)          In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting: (i) when no prior action by the Board is required by law, the record date for that purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery (by hand, or by certified or registered mail, return receipt requested) to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded and (ii) if prior action by the Board is required by law, the record date for that purpose shall be at the close of business on the day on which the Board adopts the resolution taking the prior action.

(c)           In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to the action. If no record date is fixed, the record date for determining stockholders for any purpose described in this Section 2.9(c) shall be the close of business on the day on which the Board adopts the resolution relating thereto.

Section 2.10         List of Stockholders Entitled to Vote. The Corporation shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least 10 days before any meeting of the stockholders. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network if the information required to gain access to the list was provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Corporation for a period of at least 10 days before the meeting. If the meeting is to be held at a place, the list also shall be produced and kept at the time and place of the meeting the whole time thereof and may be examined by any stockholder who is present. If the meeting is held solely by means of remote communication, the list also shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

Section 2.11         Action by Written Consent of Stockholders.

(a)          Procedure. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents are in writing, setting forth the action so taken, shall be signed in a manner permitted by law by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Any action by written consent of the stockholders shall be delivered to the Corporation as provided in Section 2.11(b) below. No written consent shall be effective to take the action set forth therein unless, within 60 days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of stockholders to take the action set forth therein are delivered to the Corporation.

(b)          Means of Consent. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or a person authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.11, so long as the electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person authorized to act for the stockholder or proxyholder and (ii) the date on which the stockholder or proxyholder or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be deemed to be the date on which the consent was signed.

(c)           Notice of Consent. Prompt notice of the taking of corporate action by stockholders without a meeting by less than unanimous written consent of the stockholders shall be given to those stockholders who have not consented thereto in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting, if the record date for the meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as required by law. In the case of a Certificate of Action (as defined below), if the DGCL so requires, the notice shall be given prior to filing of the certificate in question. If the action consented to requires the filing of a certificate under the DGCL (the “Certificate of Action”), then if the DGCL so requires, the Certificate of Action shall state that written stockholder consent has been given in accordance with Section 228 of the DGCL and that written notice of the taking of corporate action by stockholders without a meeting has been given in accordance with Section 228 of the DGCL.

Section 2.12         Inspectors of Elections.

(a)          Appointment. The Corporation may, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may appoint one or more inspectors to act at the meeting.

(b)          Inspector’s Oath. Each inspector of election, before entering upon the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability.

(c)           Duties of Inspectors. At a meeting of stockholders, the inspector(s) of election shall (i) ascertain the number of shares outstanding and the voting power of each share, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons to assist the inspector(s) in the performance of these duties.

(d)          Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the inspector(s) at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspector(s) after the closing of the polls unless the Court of Chancery upon application by a stockholder determines otherwise.

(e)           Determinations. In determining the validity and counting of proxies and ballots, the inspector(s) may consider any information permitted by applicable law.

Article 3
BOARD OF DIRECTORS

Section 3.1        General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise may be provided in the DGCL or the Certificate of Incorporation. The Board may adopt any rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws, or applicable law, that it deems proper for the conduct of its meetings and the management of the Corporation.

Section 3.2        Number; Qualifications. The authorized number of directors shall be fixed by resolution of the Board. No decrease in the authorized number of directors constituting the Board shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.

Section 3.3        Election; Resignation; Removal; Vacancies. The Board shall initially consist of the person(s) appointed by the incorporator or named in the initial Certificate of Incorporation, each of whom shall serve until the next annual meeting of the Corporation’s stockholders and until that person’s successor is elected and qualified or until that person’s earlier death, resignation or removal. At each annual meeting of stockholders, the stockholders shall elect directors, each of whom shall hold office until the next annual meeting of stockholders and until the director’s successor is elected and qualified or until that director’s earlier death, resignation or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or series of events. A resignation conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Any newly created directorship or any vacancy occurring in the Board for any cause may be filled by the stockholders, by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the expiration of the term of office of the director being replaced or until that person’s successor is elected and qualified or the earlier of the director’s death, resignation or removal.

Section 3.4        Regular Meetings. Regular meetings of the Board may be held at any places, within or outside the State of Delaware, and at any times as the Board may from time to time determine. Notice of regular meetings need not be given if the date, times and places of the meetings are fixed by resolution of the Board.

Section 3.5        Special Meetings. Special meetings of the Board may be called by the Chair, the Chief Executive Officer or a majority of the members of the Board then in office and may be held at any time, date or place, within or outside the State of Delaware, as the person(s) calling the meeting shall determine. Notice of the time, date and place of the meeting shall be given, orally, in writing or by electronic transmission by the person(s) calling the meeting to all directors at least two days before the meeting if the notice is mailed, or at least 24 hours before the meeting if notice is given by telephone, hand delivery, facsimile, electronic mail or other means of electronic transmission. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

Section 3.6        Remote Meetings Permitted. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or a committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other communications equipment shall constitute presence in person at the meeting.

Section 3.7        Quorum; Vote Required for Action. At all meetings of the Board, a majority of the total number of directors authorized to vote shall constitute a quorum for the transaction of business. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 3.8        Organization. Meetings of the Board shall be presided over by the Chair or, in the Chair’s absence, by a chair chosen at the meeting by a majority of the directors present. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence, the chair of the meeting may appoint any person to act as secretary of the meeting.

Section 3.9        Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or the committee, as the case may be, consent to the action in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee, respectively.

Section 3.10      Compensation of Directors. Directors may receive, pursuant to a resolution of the Board, fees and other compensation for their service as directors, including their service as members of committees of the Board.

Article 4
COMMITTEES

Section 4.1        Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the remaining member or members present at the meeting who are not disqualified from voting, whether or not the remaining member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any absent or disqualified member. Any committee, to the extent provided by applicable law or by resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, that no committee shall have that power or authority in reference to the following matters: (i) approving, adopting or recommending to the stockholders any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation.

Section 4.2        Subcommittees. Any committee of the Board may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except for references to committees and members of committees in Section 4.1, every reference in these Bylaws to a committee of the Board or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee.

Section 4.3        Committee Rules. Unless the Board provides otherwise, at all meetings of a committee, a majority of the then-authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall constitute the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these Bylaws.

Article 5
OFFICERS

Section 5.1        Generally. The officers of the Corporation shall consist of a Chief Executive Officer, a Secretary and any other officers, including a Chair of the Board, as may from time to time be appointed by the Board. All officers shall be elected by the Board; provided, that the Board may empower the Chief Executive Officer to appoint officers other than those set forth in this Article 5. Each officer shall hold office until the officer’s successor is elected and qualified or until the officer’s earlier death, resignation or removal. Any number of offices may be held by the same person.

Section 5.2        Removal, Resignation and Vacancies. All officers of the Corporation shall serve at the pleasure of the Board (or, in the case of an officer appointed by the Chief Executive Officer, at the pleasure of the Chief Executive Officer) and shall hold office until the officer’s successor is chosen and qualified or until the officer’s earlier death, resignation or removal. Any officer may be removed at any time, with or without cause, by the Board (or, in the case of an officer appointed by the Chief Executive Officer, at the pleasure of the Chief Executive Officer). Any officer may resign at any time upon written notice to the Corporation. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective. The removal or resignation of any officer shall be without prejudice to the contractual rights of the officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board.

Section 5.3        Chair of the Board. The Board may elect a Chair who shall serve at the pleasure of the Board. The Chair shall have the power to preside at all meetings of the Board and shall have any other powers and duties as provided in these Bylaws or as the Board may from time to time prescribe.

Section 5.4        Chief Executive Officer. The Chief Executive Officer shall (a) have general supervision and direction of the business and affairs of the Corporation, (b) be responsible for corporate policy and strategy and (c) report directly to the Chair of the Board. Unless otherwise provided in these Bylaws, all other officers of the Corporation shall report directly to the Chief Executive Officer unless otherwise determined by the Chief Executive Officer.

Section 5.5        Secretary. The powers and duties of the Secretary are to (a) act as Secretary at all meetings of the Board, committees of the Board and of the stockholders, and to record the proceedings of those meetings in a book or books to be kept for that purpose, (b) ensure that all notices required to be given by the Corporation are duly given and served, (c) act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws, (d) have charge of the books, records and papers of the Corporation and ensure that the reports, statements and other documents required by law are properly kept and filed and (e)  have any other powers and perform all of other duties usually vested in a secretary of a corporation, or as the Chief Executive Officer or the Board may from time to time prescribe.

Section 5.6        Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer, or to any director or agent.

Section 5.7        Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board, the Chair of the Board or any officer may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of the other corporation or entity, or to consent in writing, in the name of the Corporation as the applicable holder, to any action by the other corporation or entity, and may instruct the person(s) so appointed as to the manner of casting votes or giving consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all written proxies or other instruments as the Chair of the Board or applicable officer deems necessary or appropriate. Any of the rights set forth in this Section 5.7 that may be delegated to an attorney or agent may also be exercised directly by the Chair of the Board or the Chief Executive Officer.

Section 5.8        Compensation. The compensation of officers of the Corporation shall be fixed by the Board or by any officer(s) authorized by the Board to prescribe compensation for other officers.

Article 6
STOCK

Section 6.1        Certificates. Shares of the Corporation’s capital stock shall be represented by certificates; provided that the Board of the Corporation may provide by resolution that some or all of any class or series of its stock shall be uncertificated shares. Any resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation representing the number of shares owned by the stockholder in the Corporation and registered in certificate form. Any or all of the signatures on the certificate may be facsimile.

Section 6.2        Transfer Agents and Registrars. The Board may appoint, or authorize any officer to appoint, one or more transfer agents and one or more registrars.

Section 6.3        Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to enter into an indemnification agreement in favor of the Corporation, or to give the Corporation a bond, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any certificate or the issuance of any new certificate.

Section 6.4        Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by that person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the applicable certificate, which shall be cancelled before a new certificate or uncertificated shares are issued. No transfer of stock shall be valid as against the Corporation for any purpose until it has been entered in the stock records of the Corporation by an entry showing from and to whom transferred. If designated by authorized officer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

Article 7
INDEMNIFICATION

Section 7.1        Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Proceeding”), by reason of the fact that the Covered Person, or a Covered Person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered by the Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by the Covered Person only if the commencement of the Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.

Section 7.2        Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay all expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding as they are incurred in advance of its final disposition; provided, that to the extent required by law, the payment of expenses in advance of the final disposition of the Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Covered Person, to repay all amounts advanced if it should be determined ultimately that the Covered Person is not entitled to be indemnified under this Article 7 or otherwise; and, provided further, that the Corporation shall not be required to advance any expenses to a Covered Person against whom the Corporation directly brings a claim, in a Proceeding, alleging that the Covered Person has breached the Covered Person’s duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

Section 7.3        Claims. If a claim for indemnification under this Article 7 (following the final disposition of the Proceeding) is not paid in full within 60 days after the Corporation has received a claim from the Covered Person, or if a claim for any advancement of expenses under this Article 7 is not paid in full within 30 days after the Corporation has received a statement requesting amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of the claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting the claim to the fullest extent permitted by law. In any action under this Section 7.3, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 7.4        Non-Exclusivity of Rights. The rights conferred on any Covered Person in this Article 7 shall not be exclusive of any other right that the Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote or consent of stockholders or disinterested directors or otherwise.

Section 7.5        Indemnification Contracts. The Board is authorized to cause the Corporation to enter into contracts that provide indemnification rights to any Covered Person. The rights under any indemnification contract with a Covered Person may be greater than those provided in this Article 7.

Section 7.6        Other Sources of Indemnification. The Corporation’s obligation, if any, to indemnify or advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount the Covered Person may collect as indemnification or advancement of expenses from the other corporation, partnership, joint venture, trust or other enterprise.

Section 7.7        Amendment or Repeal. Any amendment, repeal or modification of any provision of this Article 7 shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article 7 and existing at the time of the amendment, repeal or modification regardless of whether a Proceeding, or claim for indemnification or the advancement of expenses, is pending at such time.

Section 7.8        Other Indemnification and Advancements of Expenses. Nothing in this Article 7 shall limit the right of the Corporation, in its discretion, to indemnify and advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Article 8
NOTICES

Section 8.1        Notice.

(a)          Except as otherwise specifically provided in these Bylaws (including Section 8.1(b)), the Certificate of Incorporation or required by applicable law, all notices required to be given pursuant to these Bylaws shall be in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. The notice shall be deemed given (i) in the case of delivery by mail, when the notice is deposit in the U.S. mail, posted prepaid; (ii) in the case of delivery by courier service, the earlier of when the notice is received or left at the stockholder’s address; or (iii) in the case of delivery via electronic mail, when directed to the stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or notice by electronic transmission is prohibited pursuant to Section 8.1(c). Any notice delivered by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

(b)          Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any consent shall be revocable by the stockholder by written notice to the Corporation. Notice given pursuant to this Section 8.1(b) shall be deemed given: (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) if by a posting on an electronic network together with separate notice to the stockholder of the specific posting, upon the later of (A) the posting and (B) the giving of separate notice and (iv) if by any other form of electronic transmission, when directed to the stockholder.

(c)           Notice may not be given by electronic transmission, and any consent given pursuant to this Section 8.1(b) shall be deemed revoked, if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation, and (ii) the inability to deliver becomes known to the Secretary or an Assistant Secretary of the Corporation, to the transfer agent or to another person responsible for the giving of notice; provided, that the inadvertent failure to discover an inability to deliver shall not invalidate any meeting or other action.

(d)          An affidavit of the Secretary or an Assistant Secretary, the transfer agent or another agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 8.2        Waiver of Notice. Whenever notice is required to be given by statute or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of the meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or committee of the Board need be specified in any waiver of notice.

Article 9
MISCELLANEOUS

Section 9.1        Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

Section 9.2        Seal. The Board may provide for a corporate seal, which shall have the name of the Corporation inscribed thereon and shall otherwise be in a form as may be approved from time to time by the Board.

Section 9.3        Checks, Notes, Drafts, Etc.. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by any officer or other person as from time to time may be designated by the Board or by an officer authorized by the Board to make such a designation.

Section 9.4        Dividends. Subject to applicable law and the Certificate of Incorporation, the Board may declare and pay dividends upon the shares of capital stock of the Corporation. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

Section 9.5        Reliance Upon Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of that person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon any information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within the other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 9.6        Conflict with Applicable Law, Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. In the event these Bylaws conflict with any applicable law or the Certificate of Incorporation, the conflict shall be resolved in favor of the law or the Certificate of Incorporation.

Section 9.7        Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then the provision shall nonetheless be enforced to the maximum extent possible consistent with the holding and the remaining provisions of these Bylaws (including all portions of any section of these Bylaws containing any provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

Section 9.8        Amendment of Bylaws. These Bylaws may be adopted, altered, amended or repealed, and new Bylaws may be adopted, by the Board. The stockholders may make additional Bylaws and may alter and repeal any Bylaws whether the Bylaws were originally adopted by them or otherwise.